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                                                                   EXHIBIT 10.31

                                  AMENDMENT TO
                             THE QUANEX CORPORATION
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         THIS AGREEMENT by Quanex Corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the "Quanex Corporation 1997 Non-Employee Director Stock Option Plan" (the "Plan"); and

         WHEREAS, the Board of Directors of the Company retained the right in
Article IV of the Plan to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;

         NOW, THEREFORE, effective January 1, 2000, the Board of Directors of the Company agrees that Section 3.6 the Plan is hereby amended, effective with respect to all Options issued in the future under this Plan, as follows:

         3.6      DURATION OF OPTIONS.

                  Each Option awarded, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following dates:

                           (i) on the last day within the three month period
                  commencing on the date on which the Optionee ceases to be a director of the Company, for any reason other than death, Retirement or Disability; or

                           (ii) ten years after the date of grant of such
                  Option.

                  If the Optionee ceases to be a director of the Company due to his death, Disability or Retirement, his Option shall continue to vest after such cessation of service as a director for a period of not longer than three years commencing on the



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         date of the Optionee's death, disability or Retirement until the Option expires upon the earlier of date of the expiration of such three-year period or ten years after the grant of the Option.

Dated: December 9, 1999.


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